UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2018

REVANCE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36297	75-0551645
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Revance Therapeutics, Inc.

7555 Gateway Boulevard

Newark, California 94560

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 742-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 27, 2018, Lauren P. Silvernail resigned as Chief Financial Officer and Chief Business Officer of Revance Therapeutics, Inc. (the “Company”), effective as of May 29, 2018, to pursue a Chief Financial Officer role at an aesthetics company in Orange County, California, where she resides. Her departure is not based on any disagreement with the Company’s accounting principles or practices, internal controls or financial statement disclosures.

Following Ms. Silvernail’s resignation, certain members of management and the Company’s existing finance team will assume the duties and responsibilities of the office on an interim basis. Revance is initiating a search for its next Chief Financial Officer, who will play an important role as the Company prepares for the commercialization of its lead product candidate, DaxibotulinumtoxinA for Injection (RT002).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2018	Revance Therapeutics, Inc.

	By:	/s/ Caryn McDowell
Caryn McDowell
Senior Vice President, General Counsel & Corporate Secretary